Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Registration Statement on Form S-4 of our reports dated February 29, 2008, relating to the consolidated financial statements and financial statement schedule of Smith International, Inc. and subsidiaries (the “Company”) (which report expresses an unqualified opinion on those financial statements and financial statement schedule and includes an explanatory paragraph regarding the Company’s adoption of Statement of Financial Accounting Standards (“SFAS”) No. 123(R), “Share-based Payment,” on January 1, 2006, SFAS No. 158, “Employers Accounting for Defined Benefit Pension and Other Postretirement Plans” as of December 31, 2006, and Financial Accounting Standards Board Interpretation (“FASB”) No. 48, “Accounting for Uncertainty in Income Taxes — an Interpretation of FASB Statement No. 109” on January 1, 2007), and the effectiveness of Smith International’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Smith International, Inc. for the year ended December 31, 2007, and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.
/s/ DELOITTE & TOUCHE LLP
Houston, TX
June 24, 2008